UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On August 12, 2008, Powerwave Technologies, Inc. (“Powerwave”) held its 2008 Annual Meeting of Shareholders and at this meeting the shareholders of Powerwave approved an amendment to Powerwave’s Extended and Restated 1996 Employee Stock Purchase Plan (“Plan”), which increased the authorized number of common shares available for sale under the Plan from 390,953 to 1,890,953. The Plan is an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and is implemented utilizing semi-annual offerings with purchases occurring at six-month intervals. The Plan permits eligible employees of Powerwave to purchase shares of Powerwave common stock through payroll deductions, which may not exceed 20% of an employee’s compensation. The price of Powerwave common stock purchased under the Plan is 85% of the lower of the fair market value of the common stock at the beginning of each six-month offering period or the applicable purchase date. The term of the Plan extends through July 31, 2017.

A copy of the amendment to the Plan approved by the shareholders is attached hereto as Exhibit 10.1. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which was filed with the SEC as an exhibit to Powerwave’s Current Report on Form 8-K filed on December 7, 2007.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is furnished as part of this report.

Exhibit Number	Description

10.1	Amendment to Extended and Restated 1996 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2008	POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Extended and Restated 1996 Employee Stock Purchase Plan.

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